UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 3, 2026

Presurance Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver, Suite 319

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 509-9202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PRHI	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	PRHIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the virtual annual meeting (the “Annual Meeting”) of shareholders of Presurance Holdings, Inc. (the “Company”) on June 3, 2026, shareholders (i) elected two Class II directors to the Company’s Board of Directors, to serve a three-year term until the 2029 annual meeting of shareholders; and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2026.

As of April 20, 2026, the record date for the Annual Meeting (the "Record Date"), there were 26,222,881 shares of common stock outstanding and entitled to vote. A total of 21,552,879 shares of the Company's common stock were present at the Annual Meeting in person or by proxy, which represents approximately 82.2% of the shares of common stock outstanding as of the Record Date, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1— The Election of Timothy M. Lamothe and Isolde G. O'Hanlon, as Class II directors, for a three-year term expiring at the 2029 Annual Meeting of Shareholders

Class II Nominee	Votes For	Votes Withheld
Timothy M. Lamothe	19,020,996	340,032
Isolde G. O'Hanlon	19,010,161	350,867

Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
20,542,043	4,882	1,005,954

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Presurance Holdings, Inc.

Date: June 4, 2026	By:	/s/ BRIAN J. RONEY
Brian J. Roney
Chief Executive Officer